UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2013

Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880                                           (IRS Employer Identification No.) N/A

(Address of principal executive offices)

1055 West Hastings Street, Suite 2200

Vancouver, British Columbia V6E 2E9

and

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

(Registrant’s telephone number, including area code)  (877) 848-3866

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE.

On June 14, 2013, Lions Gate Entertainment Inc. (“LGEI”), a wholly owned subsidiary of Lions Gate Entertainment Corp. (the “Company”), commenced a consent solicitation (the “Consent Solicitation”) from holders of its outstanding $436 million 10.25% senior secured second-priority notes due 2016 (the “2016 Notes”), to amend (the “Proposed Amendments”) the indenture governing the 2016 Notes (the “Indenture”). The Proposed Amendments are subject to satisfaction or waiver of certain Conditions described below and, if completed, would enable the Company to issue, and certain of the Company and LGEI’s subsidiaries to guarantee, new notes that would be secured on an equal and ratable basis with the 2016 Notes (such new notes, the “New Notes”) in an aggregate principal amount of up to $400 million.  Subject to receipt of the required consents in the Consent Solicitation and market conditions, the Company is considering a private offering, conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), of up to $400 million of the New Notes (the “New Note Offering”).  The Company expects to use the net proceeds from the New Note Offering to repay a portion of the outstanding borrowings under its $800 million Senior Revolving Credit Facility (the “Credit Facility”) and for other general corporate purposes.

The Proposed Amendments and the New Note Offering will provide LGEI with additional flexibility in its plan to call the 2016 Notes, which are redeemable at 105.125% of the principal amount thereof, plus accrued and unpaid interest on or after November 1, 2013.  LGEI currently intends to redeem the 2016 Notes (the “Redemption”) on or about November 1, 2013 using cash on hand and/or available funds under the Credit Facility.  If concluded, the redemption of the 2016 Notes described above is expected to significantly reduce the Company’s borrowing costs.

In the Consent Solicitation, LGEI is offering to pay $2.00 in cash per $1,000 principal amount of the 2016 Notes to each noteholder, subject to certain conditions, including a condition relating to obtaining the requisite consents, a financing condition and certain other specified conditions (“Conditions”).

None of LGEI, the Company, or their respective boards of directors is making any recommendation to noteholders as to whether to consent to the Proposed Amendments.

There is no assurance that LGEI can or will consummate the Redemption. The 2016 Notes have not yet been called for redemption. If the 2016 Notes are not redeemed, then the 2016 Notes will continue to remain outstanding in accordance with the terms of the Indenture.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Consent Solicitation is not being made in any jurisdiction in which the Consent Solicitation is unlawful.  The New Notes, if any, will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements related to LGEI’s intention to solicit consents to the Proposed Amendments, the Company’s consideration of commencing the New Note Offering and LGEI’s intention and ability to redeem the 2016 Notes.  These forward-looking statements reflect LGEI’s and the Company’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties, including the ability to obtain the requisite consents for the Proposed Amendments, capital market conditions, the availability of funds, capital and liquidity, and the terms of, and the Company and its subsidiaries’ compliance with, restrictive covenants contained in the Company and LGEI’s present and future debt instruments.  Except as required by federal securities laws, the Company does not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 14, 2013

LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By:   /s/ Wayne Levin

Name: Wayne Levin

Title: General Counsel and Chief Strategic Officer